Exhibit 10.116

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made as of April 11, 2020 (the “Effective Date”), by and between Maven Coalition, Inc., a Delaware corporation (“Maven”), and AQKraft Advisory Services, LLC, a New Jersey limited liability company (“Consultant”).

1. Engagement.

(a) During the term of this Agreement, Consultant will provide consulting services (the “Services”) to Maven as described in one or more statements of work in substantially the form attached hereto as Exhibit A (the “Statements of Work”). Consultant represents that Consultant is duly licensed (as applicable) and has the qualifications, the experience and the ability to properly perform the Services. Consultant shall use Consultant’s best efforts to perform the Services such that the results are satisfactory to Maven.

(b) Consultant shall attend any meetings and supply any and all reports as described in the applicable Statement of Work.

(c) Either party may propose a change to a Statement of Work by submitting a proposed change order in writing to the other party (a “Change Order”). On any proposed Change Order submitted to Maven by Consultant, Consultant shall specify the effect, if any, of the proposed change(s) upon the price, timing and any other terms and conditions applicable to the affected Services. With respect to any proposed Change Order submitted by Maven to Consultant, Consultant shall evaluate such proposed Change Order as promptly as practicable and shall complete such proposed Change Order by specifying the effect, if any, of the proposed change(s) upon the price, timing and any other terms and conditions applicable to the affected Services. No Change Order shall be effective until executed by an authorized representative of each party. Upon proper execution and delivery, each such Change Order shall be deemed to be incorporated into, and made a part of, the applicable Statement of Work.

(d) Unless otherwise set forth in an applicable Statement of Work, all deliverables shall be delivered to Maven by electronic transmission only, and not on a tangible medium.

2. Payment.

(a) In consideration of the Services to be performed by Consultant, Maven agrees to pay Consultant in the manner set forth in the applicable Statement of Work.

(b) Except to the extent expenses and costs are explicitly identified in the applicable Statement of Work, the fees set forth in a Statement of Work shall be deemed inclusive of all actual net expenses and costs and Maven shall not be required to pay any amounts in excess of such fees. Any expenses required to be paid by Maven shall: (i) be preapproved by Maven in writing; (ii) reasonable; and (iii) not include any Consultant mark-up or overhead charges.

(c) Consultant shall invoice Maven via email to ap@maven.io in accordance with the schedule set forth in each Statement of Work or, if no schedule is set forth therein, on a monthly basis within thirty (30) days after the end of the month. Each such invoice shall at a minimum, include: (i) the name of the project, the complete name of this Agreement and applicable Statement of Work and purchase order (if applicable); (ii) name of Maven Project Manager; (iii) breakdown the number of hours per resource worked during the period; (iv) the fees attributable to such hours (if any); (v) if applicable, a breakdown of any and all milestones completed and accepted by Maven during the period and fees; (v) to the extent preapproved by Maven, and all preapproved expenses; and (vi) any other information requested by Maven. Unless otherwise provided in the applicable Statement of Work, Maven shall pay each correct and undisputed invoice within thirty (30) days after its receipt by Maven; provided, however, that to the extent that any acceptance criteria or milestones are applicable to the Services, Maven shall have no obligation to pay such invoice until all such acceptance criteria or milestones are satisfied. Maven shall have no obligation to pay any invoice that is submitted to Maven more than six (6) months after such invoice is required to be provided to Maven hereunder.

(d) Unless otherwise set forth in the applicable Statement of Work, all fees and other charges described in such Statement of Work shall be deemed to be inclusive of all sales, use, value-added, income, gross-receipts and other taxes, as well as all duties, excises, levies, assessments and the like (collectively, “Taxes”), and Consultant shall be responsible for and pay all Taxes, however designated, which are levied or based on this Agreement. In the event that the parties agree in a Statement of Work that Maven will pay applicable sales taxes, duties or the like, Consultant shall break out such charges on a line-item basis in the applicable Statement of Work. Maven shall have the right to require Consultant to contest within any imposing jurisdiction, at Maven’s reasonable expense, any taxes or assessments that Maven deems to have been improperly imposed on Maven.

3. Term and Termination. Consultant shall serve as a consultant to Maven for a period commencing on the Effective Date and terminating on the date Consultant completes the Services set forth under all Statements of Work pursuant to this Agreement. Notwithstanding the foregoing, either party may terminate this Agreement at any time on 30 days’ written notice to the other party.

4. Independent Contractor. Consultant’s relationship with Maven will be that of an independent contractor and not that of an employee.

5. Confidentiality Agreement. The Employee Confidentiality and Proprietary Rights Agreement dated as of December 13, 2018 by and between Andrew Kraft and TheMaven, Inc. shall remain in force throughout the term hereof in connection with Consultant’s services hereunder.

6. Method of Provision of Services. Consultant shall be solely responsible for determining the method, details and means of performing the Services. Consultant may, at Consultant’s own expense, employ or engage the services of such employees, subcontractors, partners or agents, as Consultant deems necessary to perform the Services (collectively, the “Assistants”). The Assistants are not and shall not be employees of Maven, and Consultant shall be wholly responsible for the professional performance of the Services by the Assistants such that the results are satisfactory to Maven. Consultant shall expressly advise the Assistants of the terms of this Agreement, and shall require each Assistant to execute and deliver a Confidentiality and Proprietary Rights Agreement to Maven.

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(a) No Authority to Bind Maven. Consultant acknowledges and agrees that Consultant and its Assistants have no authority to enter into contracts that bind Maven or create obligations on the part of Maven without the prior written authorization of Maven.

(b) No Benefits. Consultant acknowledges and agrees that Consultant and its Assistants shall not be eligible for any Maven employee benefits and, to the extent Consultant otherwise would be eligible for any Maven employee benefits but for the express terms of this Agreement, Consultant (on behalf of itself and its employees) hereby expressly declines to participate in such Maven employee benefits.

(c) Taxes; Indemnification. Consultant shall have full responsibility for applicable taxes for all compensation paid to Consultant or its Assistants under this Agreement, including any withholding requirements that apply to any such taxes, and for compliance with all applicable labor and employment requirements with respect to Consultant’s self-employment, sole proprietorship or other form of business organization, and with respect to the Assistants, including state worker’s compensation insurance coverage requirements and any U.S. immigration visa requirements. Consultant agrees to indemnify, defend and hold Maven harmless from any liability for, or assessment of, any claims or penalties or interest with respect to such taxes, labor or employment requirements, including any liability for, or assessment of, taxes imposed on Maven by the relevant taxing authorities with respect to any compensation paid to Consultant or its Assistants or any liability related to the withholding of such taxes.

7. Supervision of Consultant’s Services. All of the services to be performed by Consultant, including but not limited to the Services, will be as agreed between Consultant and the Project Manager set forth in the applicable Statement of Work. Consultant will be required to report to the Project Manager concerning the Services performed under this Agreement. The nature and frequency of these reports will be left to the discretion of the Project Manager.

8. Consulting or Other Services for Competitors. If Consultant presently performs or intends to perform, during the term of the Agreement, consulting or other services for, or engage in or intend to engage in an employment relationship with, companies whose businesses or proposed businesses in any way involve products or services which would be competitive with Maven’s products or services, or those products or services proposed or in development by Maven during the term of the Agreement AND if Maven determines that such work conflicts with the terms of this Agreement, notwithstanding Section 3, Maven reserves the right to terminate this Agreement immediately. In no event shall any of the Services be performed for Maven at the facilities of a third party or using the resources of a third party.

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9. Conflicts with this Agreement. Consultant represents and warrants that neither Consultant nor any of the Assistants is under any pre-existing obligation in conflict or in any way inconsistent with the provisions of this Agreement. Consultant represents and warrants that Consultant’s performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to commencement of this Agreement. Consultant warrants that Consultant has the right to disclose and/or or use all ideas, processes, techniques and other information, if any, which Consultant has gained from third parties, and which Consultant discloses to Maven or uses in the course of performance of this Agreement, without liability to such third parties. Notwithstanding the foregoing, Consultant agrees that Consultant shall not bundle with or incorporate into any deliveries provided to Maven herewith any third party products, ideas, processes, or other techniques, without the express, written prior approval of Maven. Consultant represents and warrants that Consultant has not granted and will not grant any rights or licenses to any intellectual property or technology that would conflict with Consultant’s obligations under this Agreement. Consultant will not knowingly infringe upon any copyright, patent, trade secret or other property right of any former client, employer or third party in the performance of the Services.

10. Miscellaneous.

(a) Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of Maven and Consultant.

(b) Assignment. This Agreement may not be assigned by Consultant without Maven’s prior written consent. This Agreement may be assigned by Maven in connection with a merger or sale of all or substantially all of its assets without Consultant’s consent, and in other instances with the Consultant’s consent, which consent shall not be unreasonably withheld or delayed.

(c) Sole Agreement. This Agreement, including the Exhibits hereto, constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

(d) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by email or fax (upon customary confirmation of receipt), or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address or fax number as set forth on the signature page or as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in Maven’s books and records.

(e) Choice of Law. This Agreement shall be construed in accordance with, and all actions arising hereunder shall be governed by, applicable U.S. federal law and the laws of the State of New Jersey, without reference to conflict of law principles. Each party consents to the exclusive jurisdiction and venue of the U.S. federal and New Jersey State courts located in and serving the City and County of Somerset, New Jersey, in connection with any dispute or controversy arising out of or in connection with this Agreement and/or its subject matter.

(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g) Counterparts. This Agreement may be executed in counterparts, each of which may be delivered by facsimile or other digital imaging device (e.g., DocuSign pdf format) and which shall be deemed an original, but all of which together will constitute one and the same instrument.

(h) Advice of Counsel. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

[Signature Page Follows]

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The parties have executed this Agreement as of the date first written above.

maven coalition, INC.

By:	/s/ Paul Edmondson
(Signature)

Name:	Paul Edmondson
Title:	President

AQKraft Advisory Services, LLC:

By:	/s/ Andrew Kraft
(Signature)

Name:	Andrew Kraft
Title:	Principal

Address:

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EXHIBIT A

Statement of Work

PROJECT MANAGER INFORMATION

Maven Business Unit: Procurement

Maven Project Manager:

Name:	Paul Edmondson

Title:	President

Consultant Project Manager: Andrew Kraft

DESCRIPTION OF SERVICES

Consultant will provide the following services to Maven:

1.	Oversee procurement and vendor contracts, as reasonably directed by Maven, including:

	a.	Negotiating and re-negotiating vendor contracts to achieve increased efficiencies.

	b.	Advising and assisting Maven as reasonably request by the President or COO or Maven.

2.	Creating a procurement process and ensuring the proper chain of approvals with the assistance of Maven’s finance and legal departments.

PROJECT TERM

Project Start Date:	April 11, 2020

Project End Date:	30 days from written notice of termination by either party.

COMPENSATION

●	$10,000 per month, pro rata for partial months

[SIGNATURE PAGE FOLLOWS]

The parties have executed this Statement on the dates set forth below.

maven coalition, INC.

By:
(Signature)

Name:
Title:

AQKraft Advisory Services, LLC:

By:
(Signature)

Name:
Title:

Address: